Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Amendment No. 20 to the Registration Statement No. 811-07807 on Form N-1A of Fidelity Revere Street Trust, of our report dated July 1, 2004 appearing in the Annual Report to Shareholders of Fidelity Tax-Free Cash Central Fund for the period ended May 31, 2004.

We also consent to the reference to us under the heading "Auditor" in the Statement of Additional Information, which is a part of such Registration Statement.

/s/Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
August 5, 2004